EXHIBIT 99.3

BELL MICROPRODUCTS INC.

Contact:

Rob Damron
Investor Relations
Bell Microproducts
414-224-1668

FOR IMMEDIATE RELEASE

Bell Microproducts Announces Additional Focus on Profitability and Investment in European
Operations

Don Bell, Chief Executive Officer, to Relocate Temporarily to Europe

SAN JOSE, CA— (November 29, 2005)— Bell Microproducts, Inc. (NASDAQ:BELM), a leading international value-added provider of a wide range of high technology storage products, solutions and services, today announced additional management actions being taken to oversee the Company’s initiatives in its European operations and to focus additional resources on improving the region’s return on investment.

W. Donald Bell, President and CEO of Bell Microproducts said, “Our European operations represent a strategic segment of our business. Over the past 18 months we have made two sizeable acquisitions in Europe and have committed to making investments in key areas, such as Industrial products and value-added services which are differentiators for our Company. We have also recently committed to a significant restructuring program to focus our business on improving gross margins and reducing costs to achieve an acceptable level of consistent profitability.”

Mr. Bell continued, “Given the importance of our operations in Europe and the changes we are making, I am going to spend the majority of my time in Europe over the next several quarters and will relocate there temporarily. I will work with our team to oversee our investments and focus on improving our financial performance in this market. We expect to complete our acquisition of MCE on December 1 which will add substantial resources to our continental European market position. The recent promotion of Jim Illson to Chief Operating Officer and President of the Americas region will provide me additional time to work with our team in Europe. We are confident that we will be able to achieve our objectives for Europe and the company in 2006.”

About Bell Microproducts

Bell Microproducts is an international, value-added provider of a wide range of high-technology products, solutions, and services to the industrial and commercial markets. The Company’s offering includes semiconductors, computer platforms, peripherals, and storage products of various types including desktop, high-end computer and storage subsystems, fibre channel connectivity products, RAID, NAS and SAN storage systems and back-up products. Bell Microproducts is an industry-recognized specialist in storage products and is one of the world’s largest storage-centric value-added distributors.

The Company’s products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions. The Company adds value with a broad range of services including system design, integration, installation, maintenance, and other consulting services. Trained and certified technical personnel provide these services at Bell Microproducts’ ISO 9001:2000 facilities. Bell Microproducts markets and distributes more than 140 brand name product lines, as well as its own Rorke Data storage products and Markvision memory modules, to original equipment manufacturers (OEMs), contract electronic manufacturing services (CEMS) customers, value-added resellers (VARs) and system integrators in the Americas and Europe. More information can be found in the Company’s SEC filings, or by visiting the Bell Microproducts Web site at www.bellmicro.com.

Safe Harbor Statement

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect our current views of future events and financial performance and involve known and unknown risks and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons. The forward-looking statements in this release relate to the growth of our business in Europe and the financial impact of the acquisition on consolidated earnings per share may be materially impacted by the following factors, among others: the ability to successfully integrate MCE’s operations, worldwide industry conditions, changes in product supply, pricing, and customer demand, competition, other vagaries in the computer and electronic components markets, changes in relationships with key suppliers, foreign currency fluctuations and the other risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-K). Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.